Company Contact: Gary Atkinson (954) 596 - 1000 GaryAtkinson at singingmachine.com www.singingmachine.com
FOR IMMEDIATE RELEASE

Carol Lau joins Singing Machine as Interim CFO.

Coconut Creek, FL, May 27, 2008 -- The Singing Machine Company (“Singing Machine” or the “Company”)(AMEX: SMD) announces that effective immediately Ms. Carol Lau has assumed the position of interim Chief Financial Officer. Ms. Lau has been with the Starlight Group since 1987 and currently serves as CFO for Cosmo Communications Corp. In addition, Ms. Lau also serves as Chairwoman on Singing Machine’s Board of Directors. Ms. Lau is a Certified Public Accountant and is very knowledgeable about the industry and business operations of the Company.

About The Singing Machine

Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, Bratz, SoundX and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Australia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 30, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the remaining periods of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.